Exhibit 99.2

2Q20QUARTERLY EARNINGS SUPPLEMENT July 28,2020

Statements made in this document, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economy (including the impact of the 2020 presidential election and the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices, including CECL, that changed how the Company estimates credit losses; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of The London Inter-bank Offered Rate phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

This document contains financial information determined other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management also believes that these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this document to the most directly comparable GAAP measures is provided beginning on page 30 of this document. For more details on the Company’s non-GAAP measures, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Table of Contents Overview of First Busey Corporation (BUSE) 5 Business Highlights 6 Diversified Business Model 7 Protecting a Strong Balance Sheet 8 Robust Capital Foundation 9 High Quality Loan Portfolio 10 Entering Credit Cycle from Position of Strength 16 Current Expected Credit Loss (CECL) Model 17 Adoption of CECL Fortifies Loan Loss Reserves 18 Ample Sources of Liquidity 19 Quarterly Earnings Review 20 Core Earnings Power 21 Net Interest Margin 22 Diversified and Significant Sources of Fee Income 23 Resilient Wealth Management Platform 24 Focused Control on Expenses 25 COVID-19 Pandemic Responses 26 Appendix: Non-GAAP Financial Measures 30 4

Overview of First Busey Corporation (BUSE)

Company Overview

- 150+ year old bank headquartered in Champaign, IL
- Full service community bank serving Illinois, St. Louis, Indianapolis, and Southwest Florida markets
- Diversified lending portfolio across real estate, commercial, and retail products
- Named among Forbes' 2019 Best-In-State Banks—one of five in Illinois
- Numerous, repeat "Best Places to Work" awards in all states in which it operates
- First Busey's vision is focused around 4 pillars:
  1. Associates
  2. Customers
  3. Communities
  4. Shareholders
- First Busey works to preserve the Busey legacy – a legacy of customer service, associate excellence, community involvement and expanding shareholder value

Branch Map


Sarasota
FLORIDA
Port Charlotte
Cape Coral
Chicago
Kankakee
Valparaiso
South Bend
Goshen
Warsaw
Logansport
Kokomo
Lafayette
Anderson
Indianapolis
ILLINOIS
INDIANA
Peoria
Bloomington
Springfield
Danville
Terre Haute
Charleston
Quincy
Columbia
Jefferson City

Primary Business Segments

Commercial Banking

BuseyBANK

- Illinois state chartered bank, organized in 1868
- Bank offers full suite of diversified financial products and services for consumers and businesses
- 80 branch locations, serving four state footprint

Wealth Management

Busey WEALTH MANAGEMENT

- Provides premier wealth and asset management services for individuals and businesses
- $9.02bn Assets Under Care

Retail Payment Processing

firstech

- Provides comprehensive and innovative payment processing capabilities
- Solutions tailored for online, mobile, walk-in, CSR, direct debit, lockbox, auto phone pay, VerID
- 27 million transactions per year

Financial Highlights

$ in millions	2018	2019	2020 YTD
Total Assets	$7,702	$9,696	$10,836
Total Loans (Exc. HFS)	5,568	6,687	7,229
Total Deposits	6,249	7,902	8,910
Total Equity	995	1,220	1,236
NPA/Assets	0.48%	0.34%	0.27%
NIM	3.45%	3.38%	3.11%
Core PPNR ROAA[1]	1.86%	1.76%	1.70%
Core ROAA[1]	1.34%	1.25%	0.84%
Core ROATCE[1]	15.9%	14.5%	9.8%

(1) Non-GAAP calculation, see Appendix

5

Attractive Franchise • Established in 1868, with more than 150 years of commitment to local communities and businesses • Operating with 80 branches across four states: Illinois, Missouri, Indiana, and Florida • Experienced and proven management team • Attractive and diverse business strategy with premier commercial bank, wealth management, and payment processing solutions for individuals and businesses Sound Growth Strategy Strong Core Deposits High Quality Loan Portfolio Diversified Revenue Conservative and Stable Risk Culture Strong Capital and Liquidity Position • Continue expansion in key geographic footprint and expand product and service offerings into newly acquired networks • Grow organically, with community and relationship focused strategies to grow loans and deposits • Continue to grow through disciplined and focused M&A; proven successful acquirer • Core ROAA 1.25% in 2019; 0.84% YTD 2020 including the impact of CECL and COVID (1) • Attractive core deposit to total deposit ratio (96%) (2) • Low cost of total deposits (36 bps) and cost of non-time deposits (12 bps) in Q2 2020 • Strengths in commercial & industrial lending, commercial real estate lending, and residential real estate • Significant revenue derived from fee income sources (wealth management and retail payment processing) • 29% noninterest income/operating revenue (LTM) • Highly diversified loan portfolio without material loan concentrations • Strong asset quality and continued firm-wide commitment to upholding high standards of credit quality • Sound enterprise risk management and corporate governance • NPL/Loans of 0.39% and Reserves/NPLs of 378% (excludes PPP loans) • GAAP and regulatory capital levels in excess of well-capitalized requirements • Remains strongly core deposit funded, with a low loan-to-deposit ratio • High quality, short duration securities portfolio and asset sensitive balance sheet (1) Non-GAAP calculation, see Appendix; (2) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less

Banking the intersection of commercial and wealth Business Investment Advisory Business Solutions Commercial Lending Business Saving Services Business Checking Services Merchant Services Solutions Personal Online Banking Credit and Debit Cards Checking Services Consumer Loans Mortgage Banking Investment Services Investment Management Financial Goals Private Client Business Planning Custom Consulting Lockbox Processing Payment Concentrator Processing Verid Payment Solutions Walk-In Payments Online Bill Payments Mobile Payments Mobile Banking Direct Debit 7

Robust Capital Foundation Resilient Loan Portfolio Strong Core Deposit Franchise & Ample Liquidity • Capital ratios significantly in excess of well-capitalized minimums • Regulatory capital relief on CECL implementation and PPP loans • TCE/TA ratio of 8.43% at 6/30/20 • Total RBC of 16.23% at 6/30/20 ($125mm sub-debt raise in 2Q20) • Suspended share repurchase program on March 16, 2020 • TBV per share of $15.92 at 6/30/20, up 6.5% year-over-year • Diversified portfolio, conservatively underwritten with low levels of concentration • NPAs/Assets: 0.27%Classified Assets/Capital: 10.9% • Following adoption of CECL → ACL/Loans: 1.48%(1) ACL/NPLs: 378% • 100 / 300 Test: 43% C&D238% CRE • Robust bank-level liquidity –81.1% loan-to-deposit ratio –96.5% core deposits (2) • Borrowings accounted for less than 4% of total funding at 6/30/20 • $2.8 billion in cash & securities (62% of securities portfolio unpledged) • Substantial sources of off-balance sheet contingent funding ($3.4 billion, excluding PPPLF) • Bolstered FBC liquidity with upstream dividend from bank in 1Q20 and sub-debt raise in 2Q20 (1) Excludes amortized cost of PPP loans from calculated loan balance

Tangible Common Equity Ratio (1) Leverage Ratio $ in m illion s $ in m illion s 8.4% 9.5% 9.3% 9.2% 8.4% 9.8% 10.4% 9.9% 9.9% 9.4% $638 $703 $865 $864 $718 $784 $922 $922 $941 4% 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q2 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q2 TCETCE Ratio Tier 1 Capital Leverage Ratio Min Ratio $ in m illion s Total Capital RatioConsolidated Capital as of 6/30/2020* $ in m illion s 16.2% 14.2% 14.8% 14.0%13.9% $298 $291 Current Ratio 16.2% 12.7% 11.7% $246$291 Minimum Well Capitalized Ratio 10.0% 8.0% 6.5% 10% Amount of Capital1,200941867 $739$756$739 $592 $603 Well Capitalized Minimum 739 591 480 Excess Amount over Well-Capitalized 461 350 387 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q2 *2Q20 Capital Ratios are preliminary estimates Total Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Well Cap MinExcess over M inTotal Capital Ra tioMin Ratio

Loan Portfolio Composition as of 6/30/2020Loan Geographic Segmentation HELOC 5% ther 0% 1-4 Family Resident 16% Construction & 6% Commercial & Industrial 33% Non-Owner Occupied CRE 27% Owner Occupied CRE 13% Funded Draws & Line Utilization Rate (1) $ in millions Total Loan Portfolio = $7.2 billion MRQ Yield on Loans = 3.94% Loan Portfolio (ex-PPP) = $6.5 billion MRQ Yield on Loans (ex-PPP) = 4.02% (1) Excludes Credit Card and Overdraft Protection 10

High Quality Loan Portfolio: C&I

C&I Portfolio Overview

- 25% of total loan portfolio (ex-PPP loans)
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 15%, or 4% of total loans
- Only 3% of loans are classified
- No material exposure to oil & gas
- Decline in C&I loans outstanding Q1 to Q2 largely driven by decreased line utilization

Total C&I Loans (1)



$ in millions
$1,668
$1,680
$1,748
$1,767
$1,629
2019 Q2
2019 Q3
2019 Q4
2020 Q1
2020 Q2

(1) (ex-PPP) loan totals include purchase accounting, FASB, overdrafts, etc.

C&I Loans by Sector (ex-PPP)

$ in thousands

NAICS Sector	2020 Q2 Balances (ex-PPP)	% of Total Loans (ex-PPP)	Classified Loan Balances
Manufacturing	$253,343	3.9%	$15,794
Finance and Insurance	$188,816	2.9%	$0
Educational Services	$156,255	2.4%	$3,352
Wholesale Trade	$145,790	2.2%	$918
Real Estate Rental & Leasing	$145,763	2.2%	$1,243
Health Care and Social Assistance	$132,200	2.0%	$3,159
Construction	$120,176	1.9%	$2,765
Agriculture, Forestry, Fishing and Hunting	$116,578	1.8%	$2,381
Retail Trade	$80,523	1.2%	$2,063
Public Administration	$71,951	1.1%	$0
Transportation and Warehousing	$40,679	0.6%	$3,136
Professional, Scientific, & Technical Services	$38,626	0.6%	$6,669
Food Services and Drinking Places	$37,027	0.6%	$768
Other Services (except Public Administration	$29,372	0.5%	$86
Admin, Support & Waste Mgt Services	$25,099	0.4%	$3,971
Accommodation	$20,077	0.3%	$0
Arts, Entertainment, and Recreation	$9,825	0.2%	$2,109
Information	$8,810	0.1%	$0
Management of Companies and Enterprises	$7,019	0.1%	$0
Mining, Quarrying, & Oil and Gas Extraction	$1,754	0.0%	$0
Utilities	$200	0.0%	$0
Grand Total	**$1,629,883**	**25.1%**	**$48,414**

11

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Manufacturing Loans

Manufacturing Loans

Subsector	2020 Q2 Balances (ex-PPP)	% of Total Loans (ex-PPP)	Modified Balances	% Balances COVID-19 Modified	Classified Balances	% of Classified Loans	PPP Balances
Machinery	$58,660	0.9%	$2,109	3.6%	$235	0.4%	$13,492
Transportation Equipment	$52,920	0.8%	$8,280	15.6%	$4,054	7.7%	$2,301
Food	$42,381	0.7%	$2,048	4.8%	$1,393	3.3%	$11,013
Miscellaneous	$17,497	0.3%	$6,523	37.3%	$0	0.0%	$7,674
Fabricated Metal Product	$16,803	0.3%	$10	0.1%	$114	0.7%	$8,148
Chemical	$14,072	0.2%	$42	0.3%	$0	0.0%	$2,186
Primary Metal	$10,195	0.2%	$7,035	69.0%	$0	0.0%	$4,173
Printing and Related Support Activities	$9,712	0.1%	$2,426	25.0%	$0	0.0%	$4,977
Textile Product Mills	$6,919	0.1%	$3,211	46.4%	$3,707	53.6%	$6,384
Electrical Equipment, Appliance, and Component	$5,961	0.1%	$0	0.0%	$0	0.0%	$3,357
Beverage and Tobacco Product	$4,722	0.1%	$2,430	51.5%	$3,175	67.2%	$1,769
Plastics and Rubber Products	$4,517	0.1%	$0	0.0%	$240	5.3%	$1,344
Computer and Electronic Product	$3,713	0.1%	$0	0.0%	$2,823	76.0%	$2,992
Nonmetallic Mineral Product	$2,325	0.0%	$461	19.8%	$0	0.0%	$968
Furniture and Related Product	$1,385	0.0%	$0	0.0%	$53	3.8%	$723
Paper	$638	0.0%	$0	0.0%	$0	0.0%	$1,373
Wood Product	$611	0.0%	$0	0.0%	$0	0.0%	$1,882
Apparel	$268	0.0%	$268	100.0%	$0	0.0%	$519
Leather and Allied Product	$30	0.0%	$0	0.0%	$0	0.0%	$71
Textile Mills	$14	0.0%	$0	0.0%	$0	0.0%	$0
Petroleum and Coal Products	$0	0.0%	$0	0.0%	$0	0.0%	$349
Grand Total	$253,343	3.9%	$34,842	13.8%	$15,794	6.2%	$75,694

Total Manufacturing Loans: $253 Million or 3.9% of Loan Portfolio (ex-PPP loans)

6.2% Classified Loans

Diversified exposure across 20 industry subsectors results in no single level of high concentration

No subsector accounts for more than 1% of the total portfolio

12

High Quality Loan Portfolio: CRE $ in thousands Owner Occupied CRE Loans by Industry Investor Owned CRE Loans by Industry (1) 1-4 Family $13,155 0.2% $308 Other CRE $47,951 0.7% $292 Grand Total $2,344,924 36.2% $17,450 •62.1% Weighted Avg. LTV •27.2% COVID-19 Modified Balances •58.7% are long-term Busey customers (4+ yrs) •0.2% Classified Loans in Segment (1) Investor owned CRE includes C&D, Multi-family and non-owner occupied CRE CRE Portfolio Overview ▪50% of total loan portfolio ▪28% of CRE loans are owner-occupied ▪Only 1.4% of CRE loans are classified ▪Low Levels of Concentrated Exposure ▪Industrial/Warehouse top concentration at 16% of total CRE portfolio 13

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Retail Trade & Retail CRE Loans



Community Retail Center 8%
Shopping Center 9%
Mixed Use - Retail 12%
Retail Trade (C&I) 13%
Single Tenant 16%
Strip Center 42%

Retail Type	2020 Q2 Balances (ex-PPP)	% of Total Loans (ex-PPP)	COVID-19 % Balances Modified	Weighted Avg LTV	% of Classified Loans in Segment	PPP Balances
Strip Center	$255,201	3.9%	58.6%	66.7%	0.1%	$0
Single Tenant	$96,372	1.5%	30.0%	54.8%	2.0%	$0
Retail Trade (C&I)	$80,523	1.2%	26.5%		2.6%	$47,627
Mixed Use - Retail	$73,263	1.1%	41.1%	63.0%	0.7%	$0
Shopping Center	$58,357	0.9%	56.0%	47.4%	0.0%	$0
Community Retail Center	$48,076	0.7%	66.4%	53.5%	0.0%	$0
Grand Total	$611,793	9.4%	48.1%	60.5%	0.8%	$47,627

Total Retail Loans: $612 million or 9.4% of Loan Portfolio

Traveler Accommodation Loans



Other 0%
Hotel - Boutique 26%
Hotel - Large Chain 63%
Hotel Ops. (C&I) 11%

Subsector	2020 Q2 Balances (ex-PPP)	% of Total Loans (ex-PPP)	COVID-19 % Balances Modified	Weighted Avg LTV	% of Classified Loans in Segment	PPP Balances
Hotel - Full Service Large Chain	$61,245	0.9%	63.8%	61.5%	3.1%	$0
Hotel - Limited Service Large Chain	$55,501	0.9%	43.9%	60.8%	0.0%	$0
Hotel - Full Service Boutique	$38,072	0.6%	0.0%	61.9%	0.0%	$0
Hotel Operations (C&I)	$20,015	0.3%	0.0%		0.0%	$4,971
Hotel - Limited Service Boutique	$10,310	0.2%	84.9%	53.7%	0.0%	$0
Motel CRE	$700	0.0%	68.3%	37.7%	0.0%	$0
Mixed Use CRE - Hotel/Motel	$368	0.0%	100.0%	42.3%	0.0%	$0
RV Parks & Campgrounds (C&I)	$62	0.0%	0.0%		0.0%	$47
Grand Total	$186,272	2.9%	39.2%	60.8%	1.0%	$5,018

Total Traveler Accommodation Loans: $186 Million or 2.9% of Loan Portfolio

14

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Food Services Loans



Full Serv Restaurant Ops 16%
Other 1%
Limited-Serv Restaurant Ops 10%
Full Serv Restaurant CRE 49%
Limited-Serv Restaurant CRE 24%

Food Services Type	2020 Q2 Balances (ex-PPP)	% of Total Loans (ex-PPP)	COVID-19 % Balances Modified	Weighted Avg LTV	% of Classified Loans in Segment	PPP Balances
Full-Service Restaurant CRE	$69,189	1.1%	65.1%	60.8%	10.8%	$0
Limited-Service Restaurant CRE	$33,065	0.5%	34.6%	72.0%	0.0%	$0
Limited-Service Restaurant Operations	$22,221	0.3%	59.0%		0.0%	$9,239
Full-Service Restaurant Operations	$13,704	0.2%	58.7%		5.5%	$25,260
Drinking Place Operations	$777	0.0%	41.1%		0.0%	$1,668
Snack and Nonalcoholic Beverage Bars	$146	0.0%	68.3%		0.0%	$464
Caterer Operations	$98	0.0%	69.2%		0.0%	$517
Mobile Food Services	$64	0.0%	0.0%		0.0%	$22
Grand Total	$139,262	2.1%	56.1%	64.4%	5.9%	$37,170

Total Food Services Loans: $139 Million or 2.1% of Loan Portfolio

Agriculture Loans



Other 1%
Indiana 7%
Illinois 92%

Geographic Location by State	2020 Q2 Balances (ex-PPP)	% of Total Loans (ex-PPP)	COVID-19 % Balances Modified	Weighted Avg LTV	% of Classified Loans in Segment	% of L-Term Customers (4+ Years)
Illinois	$88,580	1.4%	0.9%	42.9%	1.0%	84.8%
Indiana	$2,283	0.0%	29.6%	46.1%	0.0%	100.0%
Other State	$760	0.0%	0.0%	37.0%	0.0%	100.0%
Missouri	$479	0.0%	0.0%	43.9%	0.0%	50.0%
Total Farmland	$92,102	1.4%	1.6%	42.9%	1.0%	85.0%
Illinois	$39,959	0.6%	0.0%		3.7%	91.8%
Indiana	$6,823	0.1%	0.0%		0.0%	100.0%
Total Farm Operating Line	$46,782	0.7%	0.0%		3.2%	91.8%
Grand Total	$138,884	2.1%	1.5%		1.7%	87.1%

Total Agriculture Loans: $139 Million or 2.1% of Loan Portfolio

15

Overview ▪Conservative underwriting and strong asset quality allow the Company to enter the economic downturn well-prepared ▪Non-performing assets have decreased over time $ in m illion s NPAs / Assets 9,696 10,836 while total assets have increased significantly ▪Strong reserve levels as provisioning under CECL reflects deteriorating economic conditions and expectations for credit stress to emerge in future periods 7,8617,702 0.48% 0.36% 0.34% 0.27% ▪Actively working with clients’ deferral requests 2017 Q42018 Q42019 Q42020 Q2 Assets%NPAs /Ass et s $ in millions Classifieds / Capital (1) NCOs / Average Loans (2) $ in millions (1) Capital calculated as Tier 1 Capital + Allowance for credit losses (2) 6/30/2020 NCOs/Average Loans is annualized (quarterly NCO ratio is 0.02%)

▪On January 1, 2020, the Company adopted ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model. Upon adoption of CECL, we recognized: -$16.8 million increase in our allowance for credit losses, substantially attributable to the remaining loan fair value marks on prior acquisitions -$5.5 million increase in our reserve for unfunded commitments (carried in other liabilities) -Total Day 1 increase of 41.54% over 12/31/19 reserve balance -These one-time increases, net of tax, were $15.9 million and recorded as an adjustment to beginning retained earnings ▪During the first quarter of 2020, the Company recorded provision for credit losses of $17.2 million and provision for unfunded commitments of $1.0 million primarily as a result of economic factors around COVID-19 ▪During the second quarter of 2020, the Company recorded provision for credit losses of $12.9 million and provision for unfunded commitments of $0.6 million -While our portfolio has not yet demonstrated material indications of weakness, provisioning under CECL reflects deteriorating economic conditions and expectations for credit stress to emerge in future periods -June 30, 2020 increase of 91.86% over 12/31/19 reserve balance and 13.45% over Q1 2020 -Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, credit performance trends, portfolio duration, and other factors ▪Increase in allowance for credit losses moves allowance for credit losses as a percentage of portfolio loans to 1.48% at June 30, 2020 (excludes PPP loans) and allowance for credit losses as a percentage of non-performing loans to 378.43%

Allowance / Loans (ex-PPP)Allowance / NPAs $ in m illion s $ in t h ou sa nds $5,520 $5,568 1.48% $6,687 $6,500 $28,648 $36,974 $32,564 330% $29,135 0.97% 0.91% 0.80% 187% 137% 165% 2017 Q4 2018 Q4 2019 Q4 2020 Q2 Ex-PPP Loans (EOM ) Ex-PPP Allowa nce/L oans 2017 Q42018 Q42019 Q42020 Q2 NPAsAllowance/NPAs Allowance / NPLsProvision Coverage / Net Charge-offs $ in t h ou sa nds $36,598 $27,365 $29,507 378% $25,380 6.5x 196% 138% 182% N/A(1) 0.6x 1.4x 2017 Q42018 Q42019 Q42020 Q2 NPL sAllowance/NPLs FY 2017 FY 2018 FY 2019 YTD 2020 Provision Multiple (1) 4Q17 provision expense was $5.303 million and net recoveries were $0.484 million

Ample Sources of Liquidity

Deposit Composition

$ in millions


CD > 250k
4%
CD < 250k
13%
Non-Int DDA
29%
Savings &
MMDA
30%
Int DDA
24%

Cost of Deposits = 0.36%

Total Deposits & Loan to Deposit Ratio

$ in millions


90.8%
$6,126
88.7%
$6,249
$7,902
84.8%
$7,973
84.6%
$8,910
81.1%
2017 Q4
2018 Q4
2019 Q4
2020 Q1
2020 Q2
Total Deposits
Loan to Deposit Ratio

Contingency Liquidity

$ in millions

Unpledged Securities	$1,062
Available FHLB	$1,561
FRB Discount	$474
Fed Funds Lines	$467
Brokered Availability (10% deposits)	$873
PPPLF Availability	$746
Total	$5,183

Core Deposits(1) / Total Deposits

$ in millions


$5,600
91.4%
$5,705
91.3%
$7,587
96.0%
$7,624
95.6%
$8,595
96.5%
2017 Q4
2018 Q4
2019 Q4
2020 Q1
2020 Q2
Core Deposits
Core/Total Deposits

19

Quarterly Earnings Review

Net Interest Income	• Net Interest Income increased from $69.4 million in Q1 to $70.8 million in Q2 • Net Interest Margin decreased 17 bps vs Q1 from 3.20% to 3.03% • NIM impacted by late Q1 Fed rate actions, PPP loan funding and corresponding deposit retention as well as $125mm sub-debt issuance on June 1, 2020 • Core NIM ex-accretion income declined 14 bps from 3.07% to 2.93% • 41 bps decline in asset yields offset by 26 bps improvement in funding costs • Accretion income accounted for 10 bps of NIM, down from 13bps in Q1
Non Interest Income	• Non-interest income of $28.0 million in Q2, equated to 28% of operating revenue • Wealth Management revenue down 12% linked quarter based on market volatility and seasonality in farm management • Mortgage revenue of $2.7 million in Q2 increased compared to $1.4 million Q1. The increase in Q2 was due to higher mortgage production and stronger gain on sale margin • Fees for customer services were $7.0 million in Q2, a decrease from $8.4 million in Q1 resulting from Financial Relief Program and changing customer behaviors from COVID-19 • Personal and business overdraft fees were the most impacted decreasing $1.6 million in Q2 compared to Q1
Non Interest Expense	• Adjusted non-interest expense of $50.1 million equates to 50.5% adjusted efficiency ratio(1) • Adjusted excludes intangible amortization ($2.5 million) and one-time acquisitions and restructuring related items ($0.5 million)(1) • Expenses impacted by $0.6 million increase to reserve for unfunded commitments under CECL • Deferred PPP loan origination cost reduced quarterly non-interest expense by $4.9 million • On track to deliver upper-end of $5-10 million expense reduction range communicated last quarter

Earnings	• Core, adjusted pre-tax, pre-provision income of $46.4 million (~1.80% PTPP ROAA) (1)
	• Core net income of $26.2 million or $0.48 per share (1)
	• 1.02% Core ROAA and 12.2% Core ROATCE (1)
	• 2Q20 results impacted significantly by CECL amidst COVID-19
	  - Provision and unfunded commitment expense in excess of NCOs; $12.2 million
	    - ~$0.18 per share, after-tax

(1) Non-GAAP calculation

20

Core Net Income & Earnings Per Share (1) Core ROAA & ROATCE (1) $ in thousands $29,498 $30,535 $31,782 $26,191 14.5%14.5%14.9% 1.30% 1.24%1.25% 12.2% $0.53 $0.55 $0.57 $15,479 $0.48 7.4% 1.02% $0.28 0.64% 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Core Net Income Earnings Per Share 2019 Q22019 Q32019 Q42020 Q12020 Q2 Core ROATCECore ROAA Core Pre-Provision Net Revenue / Avg. Assets (1) Net Interest Margin $ in thousands $42,823 $43,600 1.80% 1.79% $41,131 1.68% $38,211 1.59% $46,448 1.80% 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Core PTPP Core PTP P / A vg A ssets

Net Interest Income & Net Interest Margin 74.2 74.3 72.7 • Net impact of PPP loans and corresponding excess liquidity drove down NIM 9 bps during the quarter 3.5 3.0 3.0 70.2 2.8 71.5 2.5 • Subordinated debt issuance of $125mm on June 1, 2020 impacted quarterly NIM by 4 bps 3.43% 3.35% 3.27% 3.20% Net Interest Margin Components (ex-PPP) & Sub-debt 3.03% 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 TE Net Interest Income Accretion TE NIM Earning Assets * 3.63% Historical Key Rates Cost of Liabilities * -0.46% 5.50% 5.50% 2.47% 2.39% 2.41% 2.00% 5.00% 2.02% 1.68% 4.75% 1.92% 1.76% 3.25% 3.25% 0.99% 0.67% 0.70% 0.17% P & Excess Liquidity Sub Debt Net Interest Margin -0.09% -0.04% 3.03% Dilutive effect of PPP loan funding & deposit retention Dilutive effect of June 1 3/31/19 6/30/19 9/30/19 12/31/19 3/31/20 6/30/20 Prime 1m LIBOR 10-Yr Treasury -1.00%0.00%1.00%2.00%3.00%4.00% * Earning Assets and Cost of Liabilities (ex-PPP) and Sub-debt issuanc e 22

Overview ▪Anchored by wealth management and $ in m illion s Non-Interest Income / Total Income payment processing, fee income represented approximately 28% of total revenues over the last 12 months ▪Strong source of revenue synergies as the Company’s balance sheet continues to grow $101.3$104.4$103.6 $97.0$98.8 both organically as well as through M&A ▪New Markets Tax Credit (NMTC) charge in 28% 30%31%28%28% 1Q20 reduced other non-interest income by $1.2 million (offset through lower taxes) $27.9$30.9$31.6$27.5$28.0 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Non-Interest Income Net Interest Income Non-Int Inc / Total Income $ in thousands Sources of Non-Interest Income Non-Interest Income Details 2020 Q2 Wealth Management Fees $10,193 Fees for Customer Services $7,025 Remit Pr sing Mortgage Revenue Net Security Other Non-Remittance Processing $3,718 Fees for Customer Services 10% Other Gains 1% Interest Income 6% Mortgage Revenue $2,705 Net Security Gains $315 Other Non-Interest Income $1,726 Total Non-Interest Income $27,964 25% We h Manag Fees 37% 15% In ome on B Owned Life Insurance 8%

$ in millions $8,967 Wealth - Assets Under Care $9,696 $9,409 $8,925 $9,021 Overview ▪Provides a full range of asset management, investment and fiduciary services to individuals, businesses and foundations, tax preparation, philanthropic advisory services and farm and brokerage services 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Wealth - Revenue & Pre-tax Income $ in thousands $11,354 $11,709 Q2 2020 Summary ▪New account activity strengthened during 2Q20 establishing 213 new investment relationships, representing approximately $52 million in new Assets Under Care ▪90-day new asset pipeline remains strong and has grown since end of 1Q20 $9,594 $8,994 40.1% 36.8% $10,310 40.4% 39.3% ▪YTD Pre-tax profit margin of 39.9% in the Wealth Management segment ▪Expanded Busey Wealth Management webinar series to address topics including $3,845 32.8% $2,951 $4,735 $4,176 $4,056 Navigating the CARES Act, Charitable Giving, Mitigating Risk in the Equity and Fixed Income Markets, and Planning Strategies for Women 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Revenue Pre-Tax Net Income Pre-Tax Profit Margin

Focused Control on Expenses

Non-Interest Expense



$68,020
$2,412
$7,293
$58,315
$68,121
$2,360
$7,670
$58,091
$65,490
$2,681
$3,652
$59,157
$60,514
$2,557
$145
$1,017
$56,795
$53,068
$2,519
$487
$567
$49,495
2019 Q2
2019 Q3
2019 Q4
2020 Q1
2020 Q2
Core Adj Exp
Unfunded Provision
One-time Non-Recurring
Intangible Amortization
Non-Int Exp

Efficiency Ratio [1]



63.6%
56.6%
62.7%
55.4%
60.5%
57.0%
59.7%
59.5%
58.5%
51.0%
50.5%
49.9%
2019 Q2
2019 Q3
2019 Q4
2020 Q1
2020 Q2
Reported Eff Ratio
Core Eff Ratio
Core Eff Ratio (ex CECL)

(1) Non-GAAP calculation, see Appendix

Overview

- The Company continues to manage its efficiency ratio by limiting nominal costs, as well as leveraging efficiencies throughout its branch network as a result of its successful M&A strategy and strong top-line growth

Q2 2020 Summary

- Core adjusted expenses of $49.5 million in 2Q20 excluding amortization, acquisition / restructuring related charges and CECL (unfunded reserve)
- Deferred PPP loan origination cost reduced quarterly non-interest expense by $4.9 million
- On track to deliver upper-end of $5-10 million expense reduction range communicated last quarter
- Announced in July consolidation of 12 branches to ensure a balance between Busey's physical network and robust digital banking services
- $3.3 million expected annualized cost savings resulting from branch consolidations
  - These savings are incremental to previously announced expense reductions

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26 COVID-19 PANDEMIC RESPONSE 26

Supporting Financial Needs of Customers

COVID-19 Response Actions – as of July 24, 2020

Commercial and Small Business Clients

- Busey is offering several options to Busey's qualifying business customers to help them through this period of economic disruption. Various six-month modification programs with opt-ins from the customer in 90-day intervals are available, including a 90-day deferral of principal & interest or interest only payment options

$ in thousands

Modified Loans as of 7/24/2020	Modified Balances	Modified Loans
Round 1: 90-Day Deferral	$820,345	774
Round 1: 90-Day I/O	$363,109	356
Round 1: 180-Day Deferral	$117	1
Total Round 1 Modifications	**$1,183,571**	**1,131**
Round 2: 90-Day Deferral to 180-Day Deferral	$263,250	167
Round 2: 90-Day Deferral to 180-Day I/O	$3,659	4
Round 2: 90-Day I/O to 180-Day I/O	$39,572	33
Round 2: 90-Day I/O to Deferral	$2,348	3
Total Round 2 Extensions as of 7/24/20	**$308,829**	**207**
Round 1: 90-Day Deferral still Active	$276,814	263
Round 1: 90-Day I/O still Active	$38,561	29
Round 1: 180-Day Deferral stil Active	$117	1
Total Active Round 1 modifications	**$315,492**	**293**
Expired Round 1 90-Day Deferrals	$276,622	340
Expired Round 1 90-Day I/O	$282,629	291
Total Outstanding Expired Mods*	**$559,251**	**631**

*(Round 1 without Round 2 - Active Round 1 modifications)

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Supporting Financial Needs of Customers COVID-19 Response Actions - as of July 24, 2020 Personal Loan and Mortgage Customers For those experiencing or anticipating hardships due to COVID-19, Busey is offering multiple payment deferral options for qualifying customers with loans - personal, auto, home equity, mortgages and more. There will be no credit bureau impact with granted deferrals - 600 mortgage and retail loans currently in payment deferral representing $93.5mm, or approximately 6.7% of retail portfolio, of principal balances for loans on the balance sheet; down from 1,002 original deferrals granted representing $135.9mm - Approximately 38% of loans and 48% based on loan balance eligible for a 90-day modification extension have opted in for additional relief - An additional 572 loans with deferred payments in the servicing portfolio representing principal balances of $72.4mm, or approximately 3.2% of the servicing portfolio - Approximately 79% of servicing portfolio loans and 80% based on loan balance eligible for a 90-day modification extension have opted in for additional relief Select Customer Fee Waivers Busey developed an internal Financial Relief Program designed to alleviate some of the hardships qualifying customers may face as a result of the pandemic itself or the resulting economic impact. For the remainder of the year 2020, Busey is automatically offering: - Waiver of pre-authorized transfer fees to prevent overdrafts - Waiver of charge for each pre-authorized transfer over six per monthly statement cycle on consumer/personal savings and money market accounts - Free debit card replacement and express delivery of cards to customers *Additional fee waiver requests reviewed on a case-by-case basis 28

Participating in the CARES Act Paycheck Protection Program

Small Business Applications & Loan Funding

- As part of the CARES Act, Congress appropriated approximately $349 billion for the creation of the Paycheck Protection Program (PPP) as well as approving on April 24, 2020 an additional $310 billion for the PPP. This program provides payroll assistance for the nation's nearly 30 million small businesses - and select nonprofits - in the form of 100% guaranteed loans from the U.S. Small Business Administration (SBA)
- Busey was a bridge for this program and actively helped their customers sign up for this important financial resource.

Summary Impact

- $746 million PPP loans outstanding as of 6/30/2020
- 4,445 total loans processed
- Over 85,000 jobs impacted
- Generated fees of over $25 million
  - Recognized $3.7 million fees during Q2 2020
  - $21.4 million deferred fees remaining as of 6/30/2020

$ in thousands

Industry	Booked PPP Balances	# of PPP Loans	Average Loan Size	% of Total PPP Loans
Construction	$139,996	488	$287	18.8%
Health Care and Social Assistance	$103,344	511	$202	13.8%
Manufacturing	$75,694	274	$276	10.1%
Professional, Scientific, and Technical Services	$74,252	501	$148	9.9%
Wholesale Trade	$51,219	180	$285	6.9%
Retail Trade	$47,627	345	$138	6.4%
Other Services (except Public Administration)	$46,939	525	$89	6.3%
Real Estate Rental & Leasing	$38,982	324	$120	5.2%
Food Services and Drinking Places	$37,598	329	$114	5.0%
Transportation and Warehousing	$27,865	122	$228	3.7%
Admin, Support & Waste Mgt Services	$26,773	183	$146	3.6%
Finance and Insurance	$23,635	221	$107	3.2%
Educational Services	$13,098	67	$195	1.8%
Arts, Entertainment, and Recreation	$9,085	142	$64	1.2%
Information	$6,825	29	$235	0.9%
Accommodation	$5,056	33	$153	0.7%
Public Administration	$3,726	10	$373	0.5%
Mining, Quarrying, and Oil and Gas Extraction	$2,537	8	$317	0.3%
Agriculture, Forestry, Fishing and Hunting	$2,408	87	$28	0.3%
Management of Companies and Enterprises	$725	6	$121	0.1%
Utilities	$104	3	$35	0.0%
Other	$8,942	57	$157	1.2%
Grand Total	$746,431	4,445	$168	100.0%

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APPENDIX 30

Use of Non-GAAP Financial Measures ($ in thousands) Three Months Ended June 30, March 31, December 31, September 30, June 30, 2020 2019 2019 2019 2019 Net interest income $ 70,813 $ 69,433 $ 71,936 $ 73,476 $ 73,428 Non-interest income 27,964 27,517 31,638 30,936 27,896 Less net losses/gains on sales of securities and unrealized losses/gains recognized on equity securities (315) (587) (605) (361) 1,026 Non-interest expense (53,068) (60,514) (65,490) (68,121) (68,020) Pre-provision net revenue $ 45,394 $ 35,849 $ 37,479 $ 35,930 $ 34,330 Acquisition and other restructuring expenses 487 145 3,652 7,670 7,293 Provision for unfunded commitments 567 1,017 - - - New Market Tax Credit amortization - 1,200 - - 1,200 Adjusted: pre-provision net revenue $ 46,448 $ 38,211 $ 41,131 $ 43,600 $ 42,823 Average total assets $ 10,374,820 $ 9,688,177 $ 9,713,858 $ 9,659,769 $ 9,522,678 Reported: Pre-provision net revenue to average assets(1) 1.76% 1.49% 1.53% 1.48% 1.45 % Adjusted: Pre-provision net revenue to average assets(1) 1.80% 1.59% 1.68% 1.79% 1.80 % Three Months Ended June 30, March 31, December 31, September 30, June 30, 2020 2020 2019 2019 2019 Net income $ 25,806 $ 15,364 $ 28,571 $ 24,828 $ 24,085 Acquisition expenses Salaries, wages, and employee benefits - - 367 3,673 43 Data processing - - 1,017 172 327 Lease or fixed asset impairment - - 165 - 415 Other (includes professional and legal) 141 145 879 3,100 3,293 Other restructuring costs Salaries, wages, and employee benefits 346 - 38 182 275 Data processing - - 351 84 292 Fixed asset impairment - - 1,861 - Other (includes professional and legal) - - 796 459 826 MSR valuation impairment - - (1,822) - 1,822 Related tax benefit (102) (30) (441) (1,963) (1,880) Adjusted net income $ 26,191 $ 15,479 $ 31,782 $ 30,535 $ 29,498 Dilutive average common shares outstanding 54,705,273 54,913,329 55,363,258 55,646,104 55,941,117 Reported: Diluted earnings per share $ 0.47 $ 0.28 $ 0.52 $ 0.45 $ 0.43 Adjusted: Diluted earnings per share 0.48 0.28 0.57 0.55 0.53 Average total assets $ 10,374,820 $ 9,688,177 $ 9,713,858 $ 9,659,769 $ 9,522,678 Reported: Return on average assets(1) 1.00% 0.64% 1.17% 1.02% 1.01 % Adjusted: Return on average assets(1) 1.02% 0.64% 1.30% 1.25% 1.24% (1) Annualized measure 31

Use of Non-GAAP Financial Measures

($ in thousands)

	Three Months Ended				
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Reported: Net Interest income	$ 70,813	$ 69,433	$ 71,936	$ 73,476	$ 73,428
Tax-equivalent adjustment	717	730	781	778	777
Tax-equivalent interest income	$ 71,530	$ 70,163	$ 72,717	$ 74,254	$ 74,205
Reported: Non-interest income	27,964	27,517	31,638	30,936	27,896
Less net losses/gains on sales of securities and unrealized losses/gains recognized on equity securities	(315)	(587)	(605)	(361)	1,026
Adjusted: Non-interest income	$ 27,649	$ 26,930	$ 31,033	$ 30,575	$ 28,922
Reported: Non-interest expense	53,068	60,514	65,490	68,121	68,020
Amortization of intangible assets	(2,519)	(2,557)	(2,681)	(2,360)	(2,412)
Non-operating adjustments:					
Salaries, wages, and employee benefits	(346)	—	(405)	(3,855)	(318)
Data processing	—	—	(1,368)	(256)	(619)
Other	(141)	(145)	(1,879)	(3,559)	(6,356)
Adjusted: Non-interest expense	$ 50,062	$ 57,812	$ 59,157	$ 58,091	$ 58,315
Reported: Efficiency ratio	50.97 %	59.69 %	60.54 %	62.73 %	63.62 %
Adjusted: Efficiency ratio	50.48 %	59.54 %	57.02 %	55.42 %	56.55 %

	As of and for the Three Months Ended				
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Total Assets	$ 10,835,965	$ 9,721,405	$ 9,695,729	$ 9,753,760	$ 9,612,667
Goodwill and other intangible assets, net	(368,053)	(370,572)	(373,129)	(381,323)	(375,327)
Tax effect of other intangible assets, net	15,825	16,530	17,247	16,415	17,075
Tangible assets	$ 10,483,737	$ 9,367,363	$ 9,339,847	$ 9,388,852	$ 9,254,415
Total stockholders' equity	1,236,084	1,217,585	1,220,434	1,215,981	1,203,608
Goodwill and other intangible assets, net	(368,053)	(370,572)	(373,129)	(381,323)	(375,327)
Tax effect of other intangible assets, net	15,825	16,530	17,247	16,415	17,075
Tangible common equity	$ 883,856	$ 863,543	$ 864,552	$ 851,073	$ 845,356
Ending number of common shares outstanding	54,516,000	54,401,208	54,788,772	55,197,277	55,386,636
Tangible common equity to tangible assets(1)	8.43 %	9.22 %	9.26 %	9.06 %	9.13 %
Tangible book value per share	$ 15.92	$ 15.57	$ 15.46	$ 15.12	$ 14.95
Average stockholders' common equity	$ 1,233,270	$ 1,218,160	$ 1,224,447	$ 1,212,833	$ 1,195,802
Average goodwill and other intangible assets, net	(369,699)	(372,240)	(379,268)	(377,601)	(376,851)
Average tangible stockholders' common equity	$ 863,571	$ 845,920	$ 845,179	$ 835,232	$ 818,951
Reported: Return on average tangible common equity(2)	12.02 %	7.30 %	13.41 %	11.79 %	11.80 %
Adjusted: Return on average tangible common equity(2)(3)	12.20 %	7.36 %	14.92 %	14.50 %	14.45 %

(1) Tax-effected measure
(2) Annualized measure
(3) Calculated using adjusted net income

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